C

Careview Communication, Inc. 8-K

Exhibit 10.09

AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of June 26, 2015 (this “Amendment”), is made by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (the “Company”), and the undersigned investors (together with their respective successors and permitted assigns, the “Investors”).

WITNESSETH:

WHEREAS, the Company, HealthCor Partners Fund, L.P. (“HealthCor Partners”), HealthCor Hybrid Offshore Master Fund, L.P. (“HealthCor Hybrid” and, together with HealthCor Partners, the “HealthCor Parties”), and certain additional investors are party to that certain Registration Rights Agreement, dated as of April 21, 2011 (as amended from time to time, the “Registration Rights Agreement”); and

WHEREAS, the Company and PDL BioPharma, Inc., a Delaware corporation, are entering into on the date hereof that certain Registration Rights Agreement, dated as of the date hereof (as amended from time to time, the “PDL Registration Rights Agreement”); and

WHEREAS, pursuant to Section 11(c) of the Registration Rights Agreement and subject to the terms and conditions contained herein, the Investors constitute the Holders of not less than a majority of the then outstanding Registrable Securities and the Investors and the Company desire to amend the Registration Rights Agreement as set forth herein for the purposes of, among other things, ensuring that the underwriter cut back provisions in the Registration Rights Agreement are consistent with the underwriter cut back provisions in the PDL Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein and in the Registration Rights Agreement, which represent integral components of the transactions contemplated hereby and thereby and shall be fully enforceable by the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors mutually agree as follows:

1.           Definitions.  Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Registration Rights Agreement.

2.           Amendments to Registration Rights Agreement.

a.           Section 4(b) of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

(b)  In the event of an Underwriting Request, the Company, together with all Holders proposing to distribute their securities through such underwriting (the “Participating Stockholders”), shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Requesting Stockholders, which underwriter(s) shall be reasonably acceptable to the Company; provided, however, that no Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters.  Notwithstanding any other provision of this Section 4, if the managing underwriter(s) advises the Company and the Participating Stockholders in writing that because the number of shares requested by the Participating Stockholders to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Stockholders or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Participating Stockholders (the “Underwritten Registration Cutback”), and such Underwritten Registration Cutback results in less than all of the Registrable Securities of the Participating Stockholders that are requested to be included in such registration to actually be included in such registration, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without such interference or affect on the price or sale: (i) if the PDL Holders have not exercised their right to request inclusion in such registration statement pursuant to the PDL Registration Rights Agreement, such number of Registrable Securities shared pro rata among all of the Participating Stockholders based on the total number of Registrable Securities held by each such Participating Stockholder, or (ii) if the PDL Holders have exercised their right to request inclusion in such registration statement pursuant to the PDL Registration Rights Agreement, the aggregate of such number of (x) Registrable Securities and (y) PDL Registrable Securities proposed to be included in such registration by the PDL Holders shared pro rata among all of the Participating Stockholders and such PDL Holders based on the number of Registrable Securities and PDL Registrable Securities being requested for inclusion, respectively, by each such Participating Holder and PDL Holder.  For the avoidance of doubt, the Company shall not sell shares in any underwritten offering in connection with a Registration Statement filed pursuant to Section 2 in the event of an Underwritten Registration Cutback.  “PDL Holders” shall mean those holders of the Company’s securities party to that certain registration rights agreement dated June 26, 2015 by and between the Company and PDL BioPharma, Inc., a Delaware corporation, as amended, supplemented or modified from time to time (the “PDL Registration Rights Agreement”).  “PDL Registrable Securities” shall have the same meaning as “Registrable Securities” as defined in the PDL Registration Rights Agreement.

b.           Section 8 of the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

8.  Piggy-Back Registrations.  If at any time during the Effectiveness Period, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the each Holder written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered.  Notwithstanding the foregoing, if the Company’s proposed registration of equity securities hereunder is, in whole or in part, an underwritten public offering, and the managing underwriter of such proposed registration determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of the Company’s common stock proposed to be included therein (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Company’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares (excluding the shares requested for inclusion by the PDL Holders), and (ii) second, if necessary, (A) one-half (½) by the securities proposed to be issued by the Company, and (B) one-half (½) by the aggregate of (x) the Registrable Securities proposed to be included in such registration by the Holders and (y) the PDL Registrable Securities proposed to be included in such registration by the PDL Holders, on a pro rata basis, based upon the number of Registrable Securities and PDL Registrable Securities being requested for inclusion, respectively by each such Holder and PDL Holder. The shares of the Company’s common stock held by the Holders that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering plus such additional period of time as may be required to comply with Rule 2711 of the Financial Industry Regulatory Authority, Inc. or any similar or successor rules thereto, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.  Notwithstanding anything to the contrary contained herein, the amount of Registrable Securities required to be included in the initial Registration Statement as described in this Section 8 shall not exceed the lesser of (a) the amount of Registrable Securities that Holders request to have so registered pursuant to this Section 8 and (b) the maximum amount of Registrable Securities which may be included in a Registration Statement without exceeding the Rule 415 Amount.

3.           No Further Amendments.  Except as amended by this Amendment, the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

4.           Miscellaneous.

a.           Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would cause the laws of any other jurisdiction to apply.

b.           Construction.  The Company and the Investors acknowledge that the Company and its independent counsel and the Investors and their independent counsel have jointly reviewed and drafted this document, and agree that any rule of construction and interpretation to the effect that drafting ambiguities are to be resolved against the drafting party shall not be employed.

c.           Counterparts; Facsimile and Electronic Signatures.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Counterpart signatures to this Amendment delivered by facsimile or other electronic transmission shall be acceptable and binding.

d.           Headings.  The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Registration Rights Agreement as of the date and year first set forth above.

CAREVIEW COMMUNICATIONS, INC.

By:	/s/ Steven Johnson
Name: Steven G. Johnson Title: President

[SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]

INVESTORS:

HEALTHCOR PARTNERS FUND, L.P.

By: HealthCor Partners Management L.P., as Manager

By: HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ J. C. Lightcap
Name: Jeffrey C. Lightcap Title: Senior Managing Director

HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P.

By: HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Joseph P. Healey
Name: Joseph P. Healey Title: Co-CEO

[SIGNATURE PAGE TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT]